UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2010 (October 22, 2010)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)
405 Lexington Avenue
New York, NY 10174
(Address of principal executive
office)
Registrant’s telephone number, including area code (212) 915-9150
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On October 22, 2010, we amended our existing credit facility pursuant to the Third Amended and Restated Credit Agreement among Travelport LLC, as borrower, Travelport Limited, as parent guarantor, Waltonville Limited, as intermediate parent guarantor, UBS AG, Stamford Branch, as administrative agent and L/C issuer, UBS Loan Finance LLC, as swing line lender, and the other agents and other lenders party thereto (the “Third Amended and Restated Credit Agreement”). The Third Amended and Restated Credit Agreement, among other things; (i) extends the maturities for approximately 90% of the term loans (or approximately $1.95 billion) and approximately 90% of the synthetic letter of credit commitments (or approximately $136.8 million) by two years to August 2015, subject to a springing maturity to May 2014 under certain circumstances, and increases the pricing applicable to the foregoing extended term loans and extended synthetic letter of credit commitments; (ii) governs the new Tranche S term loans, which were funded with proceeds on deposit in the credit-linked deposit account maintained by the synthetic letter of credit issuer and deposited into a new blocked account as cash collateral for existing and future letters of credit issued under the extended synthetic letter of credit commitments; (iii) amends our total leverage ratio test, beginning with the fiscal quarter ending December 31, 2010; (iv) provides the flexibility to request maturity extensions for the revolving credit facility in the future through one or more loan modification offers; (v) provides the ability to incur certain additional junior refinancing indebtedness; and (vi) effectuates several technical and conforming changes.
The completion of the transactions under the Third Amended and Restated Credit Agreement will provide us with greater financial flexibility to, among other things, make investments which we believe will benefit the long term prospects for the business and create other business enhancing opportunities.
The foregoing description of the Third Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Certain of the lenders party to the Third Amended and Restated Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Travelport and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on October 22, 2010, among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited, UBS AG, Stamford Branch, UBS Loan Finance LLC, and the other agents and other lenders party thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, Chief Administrative Officer and General Counsel
Date: October 26, 2010

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated October 26, 2010 (October 22, 2010)
EXHIBIT INDEX

10.1	Third Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on October 22, 2010, among Travelport LLC (f/k/a Travelport Inc.), Travelport Limited (f/k/a TDS Investor (Bermuda) Ltd.), Waltonville Limited, UBS AG, Stamford Branch, UBS Loan Finance LLC, and the other agents and other lenders party thereto.